UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/02/2010

LRAD Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-24248

Delaware	87-0361799
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

15378 Avenue of Science, Ste 100,
San Diego, California 92128
(Address of principal executive offices, including zip code)

858-676-1112
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On June 4, 2010, Elwood G. Norris resigned from the Board of Directors of LRAD Corporation (the "Company"). Mr. Norris will become Chairman and Chief Executive Officer of Parametric Sound Corporation following the spin-off of the HyperSonic Sound technology and, with the approval indicated in Item 5.07, has resigned from the Company's board to focus his efforts on that business. Mr. Norris' resignation is not the result of a disagreement with the Company. Mr. Norris has served on the Board of Directors of the Company since 1980.

Item 5.07.    Submission of Matters to a Vote of Security Holders

(a)        On June 2, 2010, the Company held a special meeting of stockholders at its corporate headquarters in San Diego, California.

(b)        The matter voted upon at the special meeting was a proposal to separate the Company's HyperSonic Sound technology business through a tax-free spin-off transaction. The proposal is described in detail and reflected in the Company's proxy statement filed with the Securities and Exchange Commission on Schedule 14A on April 28, 2010. The proposal was approved by the Company's stockholders, and the numbers of votes cast on the proposal were as follows:

      For              Against       Abstain           Broker Non-Votes

14,039,538         570,647       3,562,379                  0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LRAD Corporation

Date: June 08, 2010	By:	/s/ Katherine H. McDermott
Katherine H. McDermott
Chief Financial Officer